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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                           _________________________

                                   FORM 8-K
                           _________________________

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 13, 1999



                            TITAN EXPLORATION, INC.
                            -----------------------

            (Exact name of Registrant as specified in its charter)


                Delaware                 000-21843           75-2671582
     -----------------------------      -----------       ----------------
    (State or other jurisdiction of     Commission        (I.R.S. Employer
    incorporation or organization)      File Number      Identification No.)




       500 West Texas, Suite 200
             Midland, Texas                                     79701
     -----------------------------                              -----
(Address of principal executive offices)                      (Zip Code)



      Registrant's telephone number, including area code:  (915) 498-8600



                                Not applicable
  --------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)

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Item 5.   Other Events.

     On December 13, 1999, Titan Exploration, Inc. (the "Company"), Union Oil Company of California, a California corporation and a wholly-owned subsidiary of Unocal Corporation ("Union Oil"), Pure Energy Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Union Oil ("Pure"), and TRH, Inc., a Delaware corporation and a wholly-owned subsidiary of Pure ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, on the Closing Date immediately following the Closing (as such terms are defined in the Merger Agreement), Merger Sub will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Pure (such events constituting the "Merger"). Once the Merger is consummated, Merger Sub will cease to exist as a corporation and all of the business, assets, liabilities and obligations of Merger Sub will be merged into the Company, with the Company remaining as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Pure.

     As a result of the Merger, each outstanding share of the Common Stock, par value $0.01 per share (the "Company Common Stock"), other than shares owned by the Company or any wholly-owned subsidiary of the Company, will be converted into the right to receive .4302314 of a share (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of Pure ("Pure Common Stock"). At the effective time of the Merger, each outstanding option to purchase the Company Common Stock under the Company's stock option plans (each a "Company Common Stock Option") will be assumed by Pure (each an "Assumed Option") and will become an option to purchase that number of shares of Pure Common Stock equal (subject to rounding) to the number of shares of the Company Common Stock that was subject to such option immediately prior to the Merger, multiplied by the Exchange Ratio. The exercise price of each Assumed Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which the Company Common Stock Option was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent.

     On the Closing Date, Union Oil will transfer to Pure substantially all of its oil and gas exploration and production assets in the Permian Basin and San Juan Basin areas of Texas, New Mexico and Colorado in return for Pure Common Stock. Upon consummation of the Merger immediately following the Closing, Union Oil will own 32,709,067 shares of Pure Common Stock, representing approximately 65% of the outstanding Pure Common Stock, and the former stockholders of the Company will own the remaining shares representing approximately 35% of the outstanding Pure Common Stock.

     A copy of the Merger Agreement is attached as Exhibit 2.1. The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of the exhibit. A joint press release announcing the execution of the Merger Agreement was issued on December 13, 1999. A copy of the press release is attached as Exhibit 99.1.
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     Item 7(c).  Financial Statements and Exhibits.

          Exhibits
          Item           Description
          ----           -----------
          2.1            Agreement and Plan of Merger among Union Oil, the
                         Company, Pure and Merger Sub dated December 13, 1999
                         (schedules and exhibits omitted)

          99.1           Press Release
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 TITAN EXPLORATION, INC.



Date: December 23, 1999          By:  /s/ Jack D. Hightower
                                     ----------------------------------------
                                     Jack D. Hightower
                                     Chairman, President and Chief Executive
                                      Officer
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                               INDEX TO EXHIBITS


Item      Exhibit
----      -------

2.1 Agreement and Plan of Merger among Union Oil, the Company, Pure and Merger Sub dated December 13, 1999 (schedules and exhibits omitted).

99.1      Press Release